Exhibit 99.1

ALLERGAN REPORTS SECOND QUARTER OPERATING RESULTS
• Total Product Net Sales Increased 33 Percent for the Second Quarter
• Board of Directors Declares Second Quarter Dividend
(IRVINE, Calif., August 2, 2006) — Allergan, Inc. (NYSE: AGN) today announced operating results for the second quarter ended June 30, 2006. Allergan also announced that its Board of Directors has declared a second quarter dividend of $0.10 per share, payable on September 12, 2006 to stockholders of record on August 18, 2006.
Operating Results
For the quarter ended June 30, 2006:
•	Allergan’s total product net sales were $787.0 million, which includes $128.3 million of product net sales acquired in connection with the Inamed acquisition. Total product net sales increased 33.2 percent, or 32.7 percent at constant currency, compared to total product net sales in the second quarter of 2005.

•	Pharmaceutical sales (excluding the product sales acquired in connection with the Inamed acquisition) increased 16.0 percent, or 15.5 percent at constant currency, compared to pharmaceutical sales in the second quarter of 2005. Pharmaceutical sales increased 17.9 percent, or 17.4 percent at constant currency, compared to pharmaceutical sales in the second quarter of 2005 adjusted to exclude BOTOX® sales in Japan as a result of Allergan’s development and promotion arrangement with GlaxoSmithKline (GSK). A reconciliation of the adjustments made from pharmaceutical product net sales reported in accordance with United States Generally Accepted Accounting Principles (GAAP) to adjusted pharmaceutical product net sales is contained in the financial tables of this press release.

•	Allergan’s reported diluted earnings per share were $0.49, representing a 96 percent increase compared to reported diluted earnings per share of $0.25 for the second quarter of 2005. In accordance with GAAP, Allergan began implementing Statement of Financial Accounting Standards No. 123 (revised 2004), Shared-Based Payment (FAS 123R) in the first quarter of 2006. The reported $0.49 diluted earnings per share includes a $0.05 per share expense related to the effect of expensing stock options in accordance with FAS 123R and also includes the following:
•	purchase accounting adjustments related to inventory and acquired in-process research and development associated with the Inamed acquisition;

•	merger-related integration and transition costs associated with the Inamed acquisition;

•	amortization of acquired intangible assets associated with the Inamed acquisition;
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•	the incurrence of restructuring charges, primarily related to the streamlining of Allergan’s research and development and select commercial activities throughout Europe and certain one time termination benefits related to the Inamed acquisition;

•	the incurrence of transition and duplicate operating expenses related to the streamlining activities throughout Europe mentioned above;

•	the incurrence of accrued costs for a previously disclosed contingency involving non-income taxes in Brazil related to a longstanding administrative matter for the payment of certain sales taxes for years prior to 2000, which Allergan management determined it is probable that the Company could sustain a liability for unpaid taxes, including interest and penalties; and

•	the effect of an unrealized loss on the mark-to-market adjustment to foreign currency derivative instruments.
The items above included in diluted earnings per share total $57.1 million, which consist of $77.5 million pre-tax, less $20.4 million related to the provision for income taxes.

•	The pre-tax costs related to expensing stock options included in our statement of operations for the three months ended June 30, 2006 are allocated as follows: $0.7 million to cost of sales, $7.8 million to selling, general and administrative expenses and $2.8 million to research and development expenses. Allergan’s results of operations for the comparable three months ended June 24, 2005 do not include any costs related to expensing stock options.

•	Amortization of acquired intangible assets is now reported on a separate line in our statement of operations. This line consists of both the amortization related to intangible assets associated with the Inamed acquisition, as well as the amortization of other intangible assets previously reported in cost of sales, selling, general and administrative expenses, and research and development expenses. To assist in year-over-year comparisons, Allergan has provided the historical detail of the previously reported amortization of acquired intangible assets in the financial tables of this press release. As a result of this change to the statement of operations, Allergan will no longer report product gross profit.

•	Allergan’s adjusted diluted earnings per share were $0.86, representing a 10.3 percent increase compared to adjusted diluted earnings per share of $0.78 reported for the second quarter of 2005. Adjusted diluted earnings per share of $0.86 includes a $0.05 per share expense related to the effect of expensing stock options in accordance with FAS 123R. Adjusted diluted earnings per share for the second quarter of 2006 excludes the items outlined above and a reconciliation of the adjustments made from earnings per share reported in accordance with GAAP to adjusted diluted earnings per share is contained in the financial tables of this press release.
“We are very pleased with our continued strong sales and earnings growth in the second quarter across a broad range of our key products,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are making excellent progress in preparing for the launch of GANFORT® in Europe and JUVÉDERM™ in the United States.”
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Product and Pipeline Update
During the second quarter of 2006:
•	On May 25, 2006, Allergan announced that it received the license from the European Commission to market GANFORT® in the European Union. GANFORT® is Allergan’s LUMIGAN®/timolol combination product (bimatoprost/timolol ophthalmic solution) for the treatment of glaucoma, and is indicated for the reduction of intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension who are insufficiently responsive to topical beta-blockers or prostaglandin analogues. A fixed combination of bimatoprost 0.03% and timolol maleate 0.5%, GANFORT® offers powerful IOP-lowering efficacy comparable to the free combination of these two agents, and greater efficacy than either agent used alone.

•	On June 5, 2006, Allergan announced that the United States District Court for the Northern District of California ruled in favor of Allergan, Inc. and Syntex (USA) LLC in a patent infringement lawsuit against Apotex, Inc., Apotex Corp., and Novex Pharma (the “Defendants”). In 2004, Allergan and Syntex won a patent infringement trial against the Defendants, who had filed an Abbreviated New Drug Application (ANDA) to market a generic version of Allergan’s non-steroidal anti-inflammatory drug, ACULAR® (ketorolac tromethamine ophthalmic solution) 0.5%. After remand from the United States Court of Appeals for the Federal Circuit, and after a rehearing of the matter, the court issued its opinion on June 2, 2006, finding that the Defendants’ ANDA infringes U.S. Patent No. 5,110,493 — owned by Syntex and licensed by Allergan — and that the patent is valid and enforceable.

•	On June 5, 2006, Allergan announced approval by the U.S. Food and Drug Administration (FDA) of the JUVÉDERM™ dermal filler gel family of products, a ‘next generation’ of hyaluronic acid dermal fillers that provide a smooth, long-lasting correction of facial wrinkles and folds.

•	On June 23, 2006, Allergan announced approval by the FDA of the once-daily prescription eye drop LUMIGAN® (bimatoprost ophthalmic solution) 0.03% as a first-line treatment for elevated intraocular pressure associated with open-angle glaucoma or ocular hypertension.
Outlook
For the full year of 2006:
•	Allergan is increasing:
•	Total product net sales guidance to between $2,865 million and $3,005 million.

•	The expected range of pharmaceutical product net sales to between $2,505 million and $2,605 million. Pharmaceutical product net sales exclude sales of products acquired in connection with the Inamed acquisition.

•	The expected range of LUMIGAN® sales to between $290 million and $310 million.

•	The expected range of RESTASIS® sales to between $280 million and $300 million.

•	The expected range of BOTOX® sales to between $910 million and $945 million (excludes BOTOX® sales in Japan as a result of Allergan’s development and promotion arrangement with GSK). To assist in year-over-year BOTOX® sales growth comparisons, Allergan has provided 2005 and 2004 quarterly BOTOX® net sales in Japan in the financial tables of this press release.
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•	All other product net sales guidance provided on May 3, 2006 remains unchanged.

•	Other revenue guidance remains unchanged at between $50 million and $60 million, which consists of other revenue associated with the development and promotion arrangement with GSK and other various contractual and royalty agreements.

•	Allergan is now providing full year guidance for amortization of acquired intangible assets at approximately $20 million. This guidance excludes the amortization of acquired intangible assets associated with the Inamed acquisition. As discussed earlier in this press release, amortization of acquired intangible assets is now reported on a separate line in our statement of operations. As a result of this change to the statement of operations, Allergan will no longer provide product gross profit guidance. Cost of sales ratio to product net sales is expected to be between 17.5% and 18.0%.

•	Selling, General and Administrative ratio to product net sales guidance has changed to between 41% and 42%.

•	Research and Development ratio to product net sales guidance remains unchanged at approximately 16%.

•	Allergan is increasing adjusted diluted earnings per share guidance to between $3.59 and $3.65, which includes a $0.20 per share expense related to the estimated effect of expensing stock options in accordance with FAS 123R. Adjusted diluted earnings per share guidance excludes non-GAAP adjustments to adjusted diluted earnings per share, including the following items:
•	purchase accounting adjustments related to inventory and in-process research and development associated with the Inamed acquisition;

•	merger-related integration and transition costs associated with the Inamed acquisition;

•	amortization of acquired intangible assets associated with the Inamed acquisition;

•	restructuring activities and transition and duplicate operating expenses;

•	the resolution of uncertain tax positions due to completion of the Internal Revenue Service examination for tax years 2000 through 2002;

•	the favorable recovery of previously paid state income taxes;

•	the reversal of estimated interest income and expense related to previously paid state income taxes and tax settlements;

•	the incurrence of accrued costs for a previously disclosed contingency involving non-income taxes in Brazil; and

•	the effect of the unrealized gain/loss on the mark-to-market adjustment to foreign currency derivative instruments.
A reconciliation of the adjustments made from GAAP diluted earnings per share guidance to adjusted diluted earnings per share guidance is contained in the financial tables of this press release.

•	Allergan currently estimates diluted shares outstanding to be between approximately 149 million and 151 million.

•	Allergan’s estimate for the effective tax rate on adjusted earnings remains unchanged at approximately 28%.
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For the third quarter of 2006, Allergan estimates:
•	Total product net sales between $770 million and $790 million (which includes combined Allergan and Inamed product net sales).

•	Adjusted diluted earnings per share between $0.92 and $0.94, which includes a $0.05 per share expense related to the estimated effect of expensing stock options in accordance with FAS 123R discussed above. Adjusted diluted earnings per share guidance excludes non-GAAP adjustments to adjusted diluted earnings per share, including the following items:
•	purchase accounting adjustments related to inventory associated with the Inamed acquisition;

•	merger related integration and transition costs associated with the Inamed acquisition; and

•	amortization of acquired intangible assets associated with the Inamed acquisition.
A reconciliation of the adjustments made from GAAP diluted earnings per share guidance to adjusted diluted earnings per share guidance is contained in the financial tables of this press release.
Forward-Looking Statements
In this press release, the statements regarding new product development, market potential, expected growth, efficiencies, costs and savings, the statements by Mr. Pyott as well as the outlook for Allergan’s earnings per share and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
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Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2005 Form 10-K and Allergan’s Form 10-Q for the period ended March 31, 2006. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
With more than 55 years of experience providing high-quality, science-based products, Allergan, Inc., with headquarters in Irvine, California, discovers, develops and commercializes products in the ophthalmology, neurosciences, medical dermatology, medical aesthetics, obesity intervention and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Emil Schultz (714) 246-4474 (investors)
Caroline Van Hove (714) 246-5134 (media)
® Marks owned by Allergan, Inc.
ACULAR®, a trademark of Roche Palo Alto LLC
JUVEDERM™ is a trademark of LEA Derm
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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
	June 30, 2006				June 24, 2005
		Non-GAAP				Non-GAAP
in millions, except per share amounts	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$787.0	$—		$787.0	$591.0	$—		$591.0
Other revenues	14.7	—		14.7	3.6	—		3.6

	801.7	—		801.7	594.6	—		594.6

Operating costs and expenses
Cost of sales	168.2	(24.4	)(a)(b)	143.8	107.2	(0.3)	(j)	106.9
Selling, general and administrative	337.5	(6.0	)(a)(c)	331.5	245.1	(0.8)	(k)	244.3
Research and development	140.3	(16.9	)(a)(c)(d)	123.4	90.7	(0.5)	(k)	90.2
Amortization of acquired intangible assets	24.8	(19.5	)(e)	5.3	5.1	—		5.1
Restructuring charges	5.7	(5.7	)(f)	—	10.3	(10.3)	(j)	—

Operating income	125.2	72.5		197.7	136.2	11.9		148.1

Non-operating income (expense)
Interest income	12.3	—		12.3	6.1	—		6.1
Interest expense	(20.5)	—		(20.5)	(4.6)	—		(4.6)
Unrealized (loss) gain on derivative instruments, net	(0.2)	0.2	(g)	—	1.1	(1.1)	(g)	—
Other, net	(4.5)	4.8	(h)	0.3	(0.7)	—		(0.7)

	(12.9)	5.0		(7.9)	1.9	(1.1)		0.8

Earnings before income taxes and minority interest	112.3	77.5		189.8	138.1	10.8		148.9

Provision for income taxes	37.8	20.4	(i)	58.2	104.1	(59.5)	(l)	44.6
Minority interest	0.3	—		0.3	0.6	—		0.6

Net earnings	$74.2	$57.1		$131.3	$33.4	$70.3		$103.7

Net earnings per share:
Basic	$0.49			$0.88	$0.26			$0.80

Diluted	$0.49			$0.86	$0.25			$0.78

Weighted average number of common shares outstanding:
Basic	150.0			150.0	130.4			130.4
Diluted	152.3			152.3	132.2			132.2

Selected ratios as a percentage of product net sales

Selling, general and administrative	42.9%			42.1%	41.5%			41.3%
Research and development	17.8%			15.7%	15.3%			15.3%
(a)	Integration and transition costs related to the acquisition of Inamed, consisting of Cost of sales of $0.4 million, Selling, general and administrative expense of $4.7 million and Research and development expense of $0.2 million

(b)	Inamed fair-market value inventory adjustment roll out of $24.0 million

(c)	Transition/duplicate operating expenses, consisting of Selling, general and administrative expense of $1.3 million and Research and development expense of $0.2 million

(d)	In-process research and development charge of $16.5 million related to the acquisition of Inamed

(e)	Amortization of acquired intangible assets

(f)	Restructuring charge

(g)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(h)	Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil

(i)	Tax effect for non-GAAP adjustments

(j)	Restructuring charge and related inventory write-offs

(k)	Transition/duplicate operating expenses

(l)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $10.8 million	$(0.9)
Extraordinary dividends of $674 million under the American Jobs Creation Act of 2004	32.8
Additional repatriation of foreign earnings of $85.4 million above extraordinary dividends amount	27.6

$59.5

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“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended June 30, 2006 and June 24, 2005. Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted earnings provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.

	Six months ended
	June 30, 2006				June 24, 2005
		Non-GAAP				Non-GAAP
in millions, except per share amounts	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$1,402.2	$—		$1,402.2	$1,118.2	$—		$1,118.2
Other revenues	25.2	—		25.2	6.5	—		6.5

	1,427.4	—		1,427.4	1,124.7	—		1,124.7

Operating costs and expenses
Cost of sales	265.5	(24.5	)(a)(b)	241.0	200.1	(0.3	)(k)	199.8
Selling, general and administrative	611.4	(15.2	)(a)(c)	596.2	458.1	(1.0	)(l)	457.1
Research and development	809.7	(579.9	)(a)(c)(d)	229.8	172.0	(0.6	)(l)	171.4
Amortization of acquired intangible assets	29.9	(19.5	)(e)	10.4	7.2	—		7.2
Restructuring charges	8.5	(8.5	)(f)	—	37.7	(37.7	)(k)	—

Operating (loss) income	(297.6)	647.6		350.0	249.6	39.6		289.2

Non-operating income (expense)
Interest income	21.5	4.9	(g)	26.4	11.6	(0.1	)(m)	11.5
Interest expense	(28.3)	(0.6	)(g)	(28.9)	(9.1)	—		(9.1)
Unrealized (loss) gain on derivative instruments, net	(1.2)	1.2	(h)	—	1.2	(1.2	)(h)	—
Other, net	(5.2)	4.8	(i)	(0.4)	3.8	(3.5	)(m)	0.3

	(13.2)	10.3		(2.9)	7.5	(4.8)		2.7

(Loss) earnings before income taxes and minority interest	(310.8)	657.9		347.1	257.1	34.8		291.9

Provision for income taxes	59.7	41.4	(j)	101.1	143.3	(57.0	)(n)	86.3
Minority interest	0.1	—		0.1	0.5	—		0.5

Net (loss) earnings	$(370.6)	$616.5		$245.9	$113.3	$91.8		$205.1

Net (loss) earnings per share:
Basic	$(2.60)			$1.72	$0.87			$1.57

Diluted	$(2.60)			$1.69	$0.86			$1.55

Weighted average number of common shares outstanding:
Basic	142.6			142.6	130.8			130.8
Diluted	142.6			145.9	132.4			132.4

Selected ratios as a percentage of product net sales

Selling, general and administrative	43.6%			42.5%	41.0%			40.9%
Research and development	57.7%			16.4%	15.4%			15.3%
(a)	Integration and transition costs related to the acquisition of Inamed, consisting of Cost of sales of $0.5 million, Selling, general and administrative expense of $9.7 million and Research and development expense of $0.2 million

(b)	Inamed fair-market value inventory adjustment roll out of $24.0 million

(c)	Transition/duplicate operating expenses, consisting of Selling, general and administrative expense of $5.5 million and Research and development expense of $0.4 million

(d)	In-process research and development charge of $579.3 million related to the acquisition of Inamed

(e)	Amortization of acquired intangible assets

(f)	Restructuring charge
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(g)	Reversal of interest income on previously paid state income taxes and reversal of interest expense related to the resolution of uncertain tax positions

(h)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(i)	Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil

(j)	Resolution of uncertain tax positions and favorable recovery of previously paid state income taxes of $15.7 million and the tax effect for non-GAAP adjustments of $25.7 million

(k)	Restructuring charge and related inventory write-offs

(l)	Transition/duplicate operating expenses

(m)	ISTA Vitrase collaboration fee

(n)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $34.8 million	$(3.4)
Extraordinary dividends of $674 million under the American Jobs Creation Act of 2004	32.8
Additional repatriation of foreign earnings of $85.4 million above extraordinary dividends amount	27.6

$57.0

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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
in millions	2006	2005
Assets

Cash and equivalents	$895.2	$1,296.3
Trade receivables, net	356.4	246.1
Inventories	183.4	90.1
Other current assets	212.5	193.1

Total current assets	1,647.5	1,825.6

Property, plant and equipment, net	566.1	494.0
Intangible assets, net	1,092.7	139.8
Goodwill, net	1,797.0	9.0
Other noncurrent assets	276.5	382.1

Total assets	$5,379.8	$2,850.5

Liabilities and stockholders’ equity

Notes payable	$59.0	$169.6
Convertible notes, net of discount	—	520.0
Accounts payable	132.6	92.3
Accrued expenses and income taxes	342.5	262.1

Total current liabilities	534.1	1,044.0
Long-term debt	1,605.8	57.5
Other liabilities	373.0	182.1
Stockholders’ equity	2,866.9	1,566.9

Total liabilities and stockholders’ equity	$5,379.8	$2,850.5

DSO	41	38

DOH	99	90

Cash, net of debt	$(769.6)	$549.2

Debt-to-capital percentage	36.7%	32.3%
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11-11-11
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

	Three months ended			Six months ended
	June 30,		June 24,	June 30,	June 24,
in millions, except per share amounts	2006		2005	2006	2005
Net earnings (loss), as reported	$74.2		$33.4	$(370.6)	$113.3

Non-GAAP pre-tax adjustments:
Restructuring charges (b)	5.7		10.6	8.5	38.0
Ista Vitrase collaboration	—		—	—	(3.6)
Transition/duplicate operating expenses	1.5		1.3	5.9	1.6
Unrealized (gain) loss on derivative instruments	0.2		(1.1)	1.2	(1.2)
Interest related to previously paid state income taxes and income tax settlements	—		—	4.3	—
Inamed integration costs	5.3		—	10.4	—
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	4.8		—	4.8	—
In-process research and development charge	16.5		—	579.3	—
Inamed fair-value inventory adjustment rollout	24.0		—	24.0	—
Amortization of acquired intangible assets	19.5		—	19.5	—

	151.7		44.2	287.3	148.1

Tax effect for above items	(20.4)		(0.9)	(25.7)	(3.4)
Tax effect of dividend repatriation above base amount	—		60.4	—	60.4
State income tax recovery	—		—	(15.7)	—

Adjusted diluted earnings	$131.3		$103.7	$245.9	$205.1

Weighted average number of shares issued	150.0		130.4	142.6	130.8

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	1.4		1.3	1.7	1.1

Dilutive effect of assumed conversion of convertible notes outstanding	0.9		0.5	1.6	0.5

	152.3		132.2	145.9	132.4

Diluted earnings (loss) per share, as reported	$0.49		$0.25	$(2.60)	$0.86

Effect of additional dilutive shares (a)	—		—	0.06	—

Non-GAAP earnings per share adjustments:
Restructuring charges (b)	0.03		0.07	0.05	0.25
In-process research and development charge	0.11		—	3.97	—
Inamed integration/merger costs	0.02		—	0.04	—
Amortization of acquired intangible assets	0.08		—	0.09	—
Inamed fair value inventory roll out	0.11		—	0.11	—
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	0.02		—	0.02	—
Ista Vitrase collaboration	—		—	—	(0.02)
Transition/duplicate operating expenses	—		0.01	0.03	0.01
Unrealized (gain) loss on derivative instruments	—		(0.01)	0.01	(0.01)
Interest related to previously paid state income taxes and income tax settlements	—		—	0.02	—
Tax effect of dividend repatriation above base amount	—		0.46	—	0.46
Income tax benefit from resolution of uncertain tax positions	—		—	(0.12)	—
State income tax recovery	—		—	0.01	—

Adjusted diluted earnings per share	$0.86		$0.78	$1.69	$1.55

Year over year change		10.3%		9.0%

(a)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.

(b)	Including inventory write-offs of $0.3 million for the three and six month periods ended June 24, 2005.
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12-12-12
ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)
Product net sales, as reported

	Three months ended		$ change in net sales			Percent change in net sales
	June 30,	June 24,
	2006	2005	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$379.2	$325.0	$54.2	$52.6	$1.6	16.7%	16.2%	0.5%
Botox/Neuromodulator	248.4	212.5	35.9	34.5	1.4	16.9%	16.2%	0.7%
Skin Care	31.1	30.4	0.7	0.7	—	2.3%	2.3%	NA

Subtotal Pharmaceuticals	658.7	567.9	90.8	87.8	3.0	16.0%	15.5%	0.5%

Other (primarily contract sales)	—	23.1	(23.1)	(23.1)	—	(100.0)%	(100.0)%	NA

Total Specialty Pharmaceuticals	658.7	591.0	67.7	64.7	3.0	11.5%	11.0%	0.5%

Breast Aesthetics	$64.6	$—	$64.6	$64.6	$—	NA	NA	NA
Health	45.8	—	45.8	45.8	—	NA	NA	NA
Fillers	17.9	—	17.9	17.9	—	NA	NA	NA

Total Medical Devices	128.3	—	128.3	128.3	—	NA	NA	NA

Product net sales, as reported	$787.0	$591.0	$196.0	$193.0	$3.0	33.2%	32.7%	0.5%

Alphagan P, Alphagan, and Combigan	$70.2	$64.3	$5.9	$5.6	$0.3	9.2%	8.8%	0.4%

Lumigan	81.7	61.5	20.2	19.9	0.3	32.7%	32.2%	0.5%

Other Glaucoma	4.2	4.4	(0.2)	(0.3)	0.1	(4.4)%	(5.6)%	1.2%

Restasis	65.6	46.3	19.3	19.3	—	41.8%	41.8%	NA

Domestic	67.2%	67.0%

International	32.8%	33.0%

	Six months ended		$ change in net sales			Percent change in net sales
	June 30,	June 24,
	2006	2005	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$741.1	$623.0	$118.1	$119.6	$(1.5)	19.0%	19.2%	(0.2)%
Botox/Neuromodulator	471.4	388.8	82.6	82.9	(0.3)	21.2%	21.3%	(0.1)%
Skin Care	61.4	60.2	1.2	1.2	—	2.0%	2.0%	NA

Subtotal Pharmaceuticals	1,273.9	1,072.0	201.9	203.7	(1.8)	18.8%	19.0%	(0.2)%

Other (primarily contract sales)	—	46.2	(46.2)	(46.2)	—	(100.0)%	(100.0)%	NA

Total Specialty Pharmaceuticals	1,273.9	1,118.2	155.7	157.5	(1.8)	13.9%	14.1%	(0.2)%

Breast Aesthetics	$64.6	—	$64.6	$64.6	$—	NA	NA	NA
Health	45.8	—	45.8	45.8	—	NA	NA	NA
Fillers	17.9	—	17.9	17.9	—	NA	NA	NA

Total Medical Devices	128.3	—	128.3	128.3	—	NA	NA	NA

Product net sales, as reported	$1,402.2	$1,118.2	$284.0	$285.8	$(1.8)	25.4%	25.6%	(0.2)%

Alphagan P, Alphagan, and Combigan	$141.2	$131.0	$10.2	$10.8	$(0.6)	7.8%	8.3%	(0.5)%

Lumigan	154.5	123.5	31.0	31.9	(0.9)	25.1%	25.8%	(0.7)%

Other Glaucoma	8.6	9.0	(0.4)	(0.3)	(0.1)	(4.1)%	(3.3)%	(0.8)%

Restasis	131.7	83.6	48.1	48.0	0.1	57.5%	57.4%	0.1%

Domestic	67.3%	67.0%

International	32.7%	33.0%
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13-13-13
Adjusted total pharmaceutical product net sales

	Three months
	ended	Three months ended			Change in adjusted net sales
	June 30,	June 24,	June 24,	June 24,
	2006	2005	2005	2005
	as reported	as reported	adjustments	as adjusted	$	%
in millions			(a)

Eye Care Pharmaceuticals	$379.2	$325.0	$—	$325.0	$54.2	16.7%
Botox/Neuromodulator	248.4	212.5	(9.4)	203.1	45.3	22.3%
Skin Care	31.1	30.4	—	30.4	0.7	2.3%

Total pharmaceutical product net sales	$658.7	$567.9	$(9.4)	$558.5	$100.2	17.9%

	Six months
	ended	Six months ended			Change in adjusted net sales
	June 30,	June 24,	June 24,	June 24,
	2006	2005	2005	2005
	as reported	as reported	adjustments	as adjusted	$	%
in millions			(a)

Eye Care Pharmaceuticals	$741.1	$623.0	$—	$623.0	$118.1	19.0%
Botox/Neuromodulator	471.4	388.8	(17.3)	371.5	99.9	26.9%
Skin Care	61.4	60.2	—	60.2	1.2	2.0%

Total pharmaceutical product net sales	$1,273.9	$1,072.0	$(17.3)	$1,054.7	$219.2	20.8%

(a)	Adjustments to pharmaceutical product net sales consist of Botox net sales in Japan in 2005 of $9.4 and $17.3 million for the three and six month periods ended June 24, 2005, respectively.
In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.
Allergan also reported sales performance using the non-GAAP financial measure of adjusted total pharmaceutical product net sales. Adjusted total pharmaceutical product net sales represents reported sales adjusted to exclude prior period net sales for Japan. Allergan shifted to a third party license and distribution business model for its operations in Japan in 2005 and accordingly has recorded no current period pharmaceutical product net sales for the Japan operations. Allergan uses adjusted total pharmaceutical product net sales to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted total pharmaceutical product net sales provides consistency in its financial reporting and facilitates the comparison of net sales of core business operations between its current, past and future periods. Adjusted total pharmaceutical product net sales is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted total pharmaceutical product net sales for evaluating management performance for compensation purposes.
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14-14-14
ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings (Loss) Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Quarter 3, 2006
	Low	High
GAAP diluted earnings per share guidance (a)	$0.65	$0.64

Purchase accounting adjustments related to inventory	0.11	0.11
Amortization of acquired intangible assets	0.09	0.10
Inamed integration and transition costs	0.07	0.09

Adjusted diluted earnings per share guidance	$0.92	$0.94

	Fiscal 2006
	Low	High
GAAP diluted loss per share guidance (a)	$(1.08)	$(1.08)

Effect of additional diluted shares (b)	0.02	0.02

In-process research and development charge	3.88	3.88
Purchase accounting adjustments related to inventory	0.23	0.23
Amortization of acquired intangible assets	0.28	0.28
Restructuring charge	0.04	0.04
Inamed integration and transition costs	0.27	0.33
Transition/duplicate operating expenses	0.03	0.03
Interest related to previously paid state income taxes and income tax settlements	0.02	0.02
Unrealized (gain) loss on derivative instruments	(0.01)	(0.01)
Income tax benefit from resolution of uncertain tax positions	(0.12)	(0.12)
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	0.02	0.02
State income tax recovery	0.01	0.01

Adjusted diluted earnings per share guidance	$3.59	$3.65

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments and restructuring charges and transition/duplicate operating expenses that may occur but that are not currently known or determinable.

(b)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.
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15-15-15
ALLERGAN, INC.
Supplemental Non-GAAP Information Regarding Amortization of Intangible Assets
Summary of amounts reclassified from prior reporting periods
(Unaudited)

	Quarter ended	Quarter ended	Quarter ended	Quarter ended	Quarter ended
	March 25,	June 24,	September 30,	December 31,	March 31,
Amortization of Intangible Assets	2005	2005	2005	2005	2006
(in millions)

Cost of sales	$(1.2)	$(4.5)	$(4.3)	$(4.3)	$(4.3)
SG&A	(0.2)	—	(0.1)	(0.2)	(0.1)
Research and development	(0.7)	(0.6)	(0.7)	(0.7)	(0.7)
Amortization of intangible assets	2.1	5.1	5.1	5.2	5.1

Total	$—	$—	$—	$—	$—

Supplemental Information Regarding Botox® Net Sales in Japan
(Unaudited)

	Year ended
	December 31,	December 31,
	2005	2004
Japan Botox® Net Sales (in millions)
Fiscal Quarter 1	$7.9	$6.4
Fiscal Quarter 2	9.4	8.3
Fiscal Quarter 3	10.1	8.3
Fiscal Quarter 4	11.4	9.5

Total Year	$38.8	$32.5

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